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                                                                    EXHIBIT a(4)

VARIABLE  ANNUITY PORTFOLIOS

Amended and Restated
Establishment and Designation of Series of Shares of Beneficial Interest ($0. 00001 par value per share)


      Pursuant to Section 6.9 of the Amended and Restated Declaration of Trust dated October 18, 1996, as amended and restated (the "Declaration of Trust"), of Variable Annuity Portfolios (the "Trust"), the undersigned, being a majority of the Trustees of the Trust, do hereby amend and restate the Trust's existing Establishment and Designation of Series of Shares of Beneficial Interest ($0.00001 par value per share) in order to change the names of certain of the series of Shares (as defined in the Declaration of Trust). No other changes to the special and relative rights of the existing series are intended by this amendment and restatement.

      1. Effective as of that date selected by an officer of the Trust by written notice to the Trust, the following series of the Trust shall be renamed as set forth in the right column below.

Series
Currently Named:                Renamed:
------------------------        ----------------------------------------
CitiSelect(R) VIP Folio 100     CitiSelect(R) VIP Folio 100 Income
CitiSelect(R) VIP Folio 200     CitiSelect(R) VIP Folio 200 Conservative
CitiSelect(R) VIP Folio 300     CitiSelect(R) VIP Folio 300 Balanced
CitiSelect(R) VIP Folio 400     CitiSelect(R) VIP Folio 400 Growth
CitiSelect(R) VIP Folio 500     CitiSelect(R) VIP Folio 500 Growth Plus

      The other existing series of the Trust is CitiFundsSM Small Cap Growth VIP Portfolio.

      2. Each series shall be authorized to invest in cash, securities, instruments and other property as from time to time described in the Trust's then currently effective registration statement under the Securities Act of 1933 to the extent pertaining to the offering of Shares of each series. Each Share of each series shall be redeemable, shall be entitled to one vote or fraction thereof in respect of a fractional share on matters on which shares of that series shall be entitled to vote, shall represent a pro rata beneficial interest in the assets allocated or belonging to such series, and shall be entitled to receive its pro rata share of the net assets of such series upon liquidation of the series, all as provided in Section 6.9 of the Declaration of Trust.

      3. Shareholders of each series shall vote separately as a class on any matter to the extent required by, and any matter shall be deemed to have been effectively acted upon with respect to each series as provided in, Rule 18f-2, as from time to time in effect, under the Investment Company Act of 1940, as amended, or any successor rule, and by the Declaration of Trust.

      4. The assets and liabilities of the Trust shall be allocated to each series as set forth in Section 6.9 of the Declaration of Trust.

      5. Subject to the provisions of Section 6.9 and Article IX of the Declaration of Trust, the Trustees (including any successor Trustees) shall have the right at any time and from time to time to reallocate assets and expenses or to change the designation of any series now or hereafter created or otherwise to change the special and relative rights of any such series.

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      IN WITNESS WHEREOF, the undersigned have executed this Establishment and
Designation of Series on separate counterparts this 30th day of April, 1999.


/s/ Elliott J. Berv
------------------------------------        ------------------------------------
    ELLIOTT J. BERV                             PHILIP W. COOLIDGE
    As trustee and not individually             As trustee and not individually


/s/ Mark T. Finn                            /s/ Riley C. Gilley
------------------------------------        ------------------------------------
    MARK T. FINN                                RILEY C. GILLEY
    As trustee and not individually             As trustee and not individually


/s/ Diana R.Harrington                      /s/ Susan B. Kerley
------------------------------------        ------------------------------------
    DIANA R. HARRINGTON                         SUSAN B. KERLEY
    As trustee and not individually             As trustee and not individually


/s/ Heath B. McLendon                       /s/ C. Oscar Morong
------------------------------------        ------------------------------------
    HEATH B. McLENDON                           C. OSCAR MORONG, JR.
    As trustee and not individually             As trustee and not individually


/s/ Walter E. Robb, III                     /s/ E. Kirby Warren
------------------------------------        ------------------------------------
    WALTER E. ROBB, III                         E. Kirby Warren
    As trustee and not individually             As trustee and not individually


/s/ William S. Woods, Jr.
------------------------------------
    WILLIAM S. WOODS, JR.
    As Trustee and Not Individually

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Linda Gibson
Secretary
Variable Annuity Portfolios
c/o Signature Financial Group Inc.
21 Milk Street, 5th Floor
Boston, MA  02109


      I, Linda Gibson, hereby certify that I am the duly elected, qualified and acting Secretary of Variable Annuity Portfolios, a Massachusetts business trust (the "Trust"), and, pursuant to authority granted by the Board of Trustees of the Trust on April 30, 1999, do hereby give notice that the Amendment to Declaration of Trust of the Trust, as executed by the Trustees of the Trust on April 30, 1999, shall become effective as of May 3, 1999.


      IN WITNESS WHEREOF, I have hereunto signed my name at Boston, Massachusetts this 30th day of April, 1999.



                              Linda Gibson, Secretary